Exhibit 10.8

DIRECTOR WARRANT PURCHASE AGREEMENT

THIS DIRECTOR WARRANT PURCHASE AGREEMENT, dated as of July 21, 2020 (as it may from time to time be amended, this “Agreement”), is entered into by and between Pershing Square Tontine Holdings, Ltd., a Delaware corporation (“Pershing Square Tontine Holdings”), and Joseph Steinberg (the “Purchaser”).

WHEREAS, Pershing Square Tontine Holdings is engaged in an initial public offering (the “Public Offering”) of units of its equity securities for the purpose of financing its initial business combination through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Pershing Square Tontine Holdings and one or more businesses (the “Business Combination”);

WHEREAS, as a result of the initial Business Combination, and immediately following the transactions occurring in connection therewith in order to effect the initial Business Combination, the continuing publicly traded corporation may be either Pershing Square Tontine Holdings or another entity (the “Company,” with respect to both Pershing Square Tontine Holdings, prior to the initial Business Combination, and with respect to the continuing publicly traded corporation, following the initial Business Combination);

WHEREAS, each of the units to be sold in the Public Offering will consist of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-ninth of one redeemable warrant, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”);

WHEREAS, the amended and restated certificate of incorporation of the Company has duly authorized redeemable warrants to be distributed on a pro-rata basis only to holders of record of the Class A Common Stock issued in the Public Offering (whether acquired in the Public Offering or afterwards) that are outstanding after the time at which the Company redeems any shares of Class A Common Stock that the holders thereof have elected to redeem in connection with the Company’s initial business combination, as set forth in the Registration Statement;

WHEREAS, Pershing Square TH Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) has agreed to purchase from the Company a warrant which will, upon consummation of the Company’s initial business combination, become exercisable, in whole or in part, for that number of Shares (as defined below) constituting 5.95% of the Shares of the post-combination entity on a fully diluted basis at the time immediately following the initial business combination (as such share amount is defined in the Sponsor Warrant Agreement (as defined below)), at an exercise price equal to $24.00 per Share of the post-combination entity (the “Sponsor Warrant”);

WHEREAS, as payment in full for the Sponsor Warrant, the Sponsor shall pay an aggregate $65,000,000, and the fair market value of the Sponsor Warrant as of the date of the Public Offering was determined by the Company in consultation with a third-party, nationally recognized valuation firm who reviewed and discussed with the Company its methodology, procedures and assumptions for valuing the Sponsor Warrant, and taking into account such consultation, the Company concluded that its methodology, procedures and assumptions are reasonable;

WHEREAS, the Company has given each of the directors of the Company, other than Mr. Ackman (each a “Director” and collectively, the “Directors”), the opportunity to purchase, in a private placement concurrently with the Public Offering, a warrant in an amount of up to $812,500 (each a “Director Warrant”); and

WHEREAS, the Purchaser has agreed to purchase from the Company a Director Warrant which will become exercisable for a number of Shares, to be determined as set forth in the Director Warrant Agreement, equivalent to (i) the number of Shares issuable pursuant to the Sponsor Warrant, multiplied by (ii) the purchase price of such Director Warrant divided by the purchase price of the Sponsor Warrant and (iii) multiplied by 5.95%, reflecting fair market value as determined with respect to the Sponsor Warrant.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.    Authorization, Purchase and Sale; Terms of the Director Warrant.

A.    Authorization of the Director Warrant. The Company has duly authorized the issuance and sale of the Director Warrant to the Purchaser as of the Closing Date (as defined below).

B.    Purchase and Sale of the Director Warrant.

(i)    As payment in full for the Director Warrant being purchased under this Agreement, the Purchaser shall pay an aggregate $625,000 (the “Purchase Price”) by wire transfer of immediately available funds in accordance with the Company’s wiring instructions, on the Closing Date, or on such other date as the Company and the Purchaser may agree.

(ii)    The closing of the purchase and sale of the Director Warrant shall take place simultaneously with the closing of the Public Offering (the “Closing Date”). The closing of the purchase and sale of the Director Warrant shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York, 10281, or such other place as may be agreed upon by the parties hereto.

C.    Terms of the Director Warrant.

(i)    The Director Warrant shall have its terms set forth in a Director Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Director Warrant Agreement”).

(ii)    The term “Shares” as used in this Agreement shall refer to (i) the Class A Common Stock of Pershing Square Tontine Holdings if Pershing Square Tontine Holdings is the continuing publicly traded corporation following the initial Business Combination, (ii) the common stock, membership interests, units, or other equity security representing the share capital of the continuing publicly traded corporation following the initial Business Combination, if such entity is not Pershing Square Tontine Holdings, or (iii) such other equity security as agreed upon in writing by each of Purchaser and the Company.

(iii)    The Director Warrants and any Shares issuable upon an exercise of the Director Warrants, so long as such securities are held by the Purchasers or any of their Permitted Transferees (as defined below), may not be transferred, assigned or sold until the earlier of (i) three years after the completion by the Company of an initial business combination or (ii) subsequent to the initial business combination, the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Shares for cash, securities or other property; provided, however, that the Sponsor Warrant and Sponsor Warrant Shares may be transferred as follows: (a) to any entity that is managed by Pershing Square Capital Management, L.P., a Delaware limited partnership, which transfer may be made in whole or in part; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; or (d) in the case of an individual, pursuant to a qualified domestic relations order (with respect to each of clauses (a)-(d) (the “Permitted Transferees”), provided that any Permitted Transferee must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement; or (e) in the event of the Company’s liquidation prior to the completion of the Company’s initial business combination.

(iv)    The Director Warrants, so long as they are held by the Purchasers or any of their Permitted Transferees, shall not be redeemable by the Company.

(v)    At or prior to the time of the Closing Date, the Company, the Sponsor and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Sponsor Warrant, the Shares underlying the Sponsor Warrant, the Director Warrant and the Shares underlying the Director Warrant.

Section 2.    Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Director Warrant, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A.    Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Director Warrant Agreement.

B.    Authorization; No Breach.

(i)    The execution, delivery and performance of this Agreement and the Director Warrant have been duly authorized by the Company as of the Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Director Warrant Agreement and this Agreement, the Director Warrant will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)    The execution and delivery by the Company of this Agreement and the Director Warrant, the issuance and sale of the Director Warrant, the issuance of the Shares upon exercise of the Director Warrant and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.    Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Director Warrant Agreement, the Shares issuable upon exercise of the Director Warrant will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Director Warrant Agreement, the Purchaser will have good title to the Director Warrant and the Shares issuable upon exercise of such Director Warrant, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.    Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.    Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Director Warrant to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.    Organization and Requisite Authority. The Purchaser is an individual and citizen of the United States of America. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.    Authorization; No Breach.

(i)    This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)    The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.    Investment Representations.

(i)    The Purchaser is acquiring the Director Warrant and, upon exercise of the Director Warrant, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)    The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iii)    The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(iv)    The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(v)    The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vi)    The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the certain requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(vii)    The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

Section 4.    Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Director Warrant are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B.    Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C.    No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Director Warrant Agreement.

D.    Director Warrant Agreement. The Company shall have entered into the Director Warrant Agreement.

Section 5.    Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.    Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B.    Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C.    No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Director Warrant Agreement.

D.    Director Warrant Agreement. The Company shall have entered into the Director Warrant Agreement.

Section 6.    Termination. This Agreement may be terminated at any time after September 30, 2020 upon the election of either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7.    Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 8.    Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.    Miscellaneous.

A.    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

F.    Amendments. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Chief Executive Officer

PURCHASER

By:	/s/ Joseph Steinberg
Name:	Joseph Steinberg
Title:	Director

[Signature Page to Director Warrant Purchase Agreement]